For Immediate Release
Pricester Elects New Board Chairman

Hollywood, FL [Oct. 22, 2007] - Pricester.com, Inc. (PRCC), which operates an innovative Internet shopping portal and provides cost-effective website development and internet marketing services, has announced the election of Raymond Purdon to the position of Chairman of
the Board, following the resignation of Howard Neu on October 1st.    Mr.
Neu resigned from his position for unforeseen conflicts with the schedule of his legal practice and other business interests.

Mr. Neu, who has admirably served as Chairman for the past several years, will still remain on the Pricester Board of Directors and commented, "It is with deep regret that I must tender my resignation as Chairman...however, I will continue to be an active Board Member and assist with the company's growth as long as the stockholders require my services in that capacity".

Mr. Purdon said, "It has been a pleasure working with Pricester's Board and management team over the past six months, particularly in the areas of strategic planning, investor relations and potential mergers and alliances. Pricester.com is a dynamic company with tremendous potential. We've made important headway and I look forward to this opportunity to help steer the company's future growth and success".
Ray is the President and Founder of Grandview Capital Partners, LLC, a firm specializing in assisting small to mid-sized growth companies in all areas including: business strategy, financing, corporate development and business solutions.

Ed Dillon, Pricester's President & CEO added, "Ray is an exceptional addition to our team, with the background, qualifications and already proven ability to work productively with our Directors and company executives. We're both proud and excited to have him on board. Pricester is continuing to move forward in areas regarding operational enhancements and potential partnerships with other companies to upstream our growth and profitability. I'm confident that we can count on Ray to spearhead the processes towards achieving our corporate goals".


About Pricester.Com

Pricester.Com is an e-commerce company currently operating a website that enables any business to establish a fully functional online retail presence. The company's website, http://www.Pricester.com , is an Internet marketplace which allows vendors to host their website with product and service listings and allows consumers to search for those same listed products and services.

Forward Looking Statements
Except for historical matters contained herein, the matters discussed in this release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these statements reflect numerous assumptions and involve risks and uncertainties that may affect Pricester.com, Inc., its business and prospects, and cause actual results to differ materially from these statements. Among these factors are Pricester.com, Inc.'s operations; competition; barriers to entry; reliance on strategic relationships; rapid technological changes; inability to complete transactions on favorable terms; the schedule and sell-through for websites; consumer demand for websites; the timing of the introduction of new generation competitive ecommerce systems, pricing changes by key vendors for hardware and software, the timing of any such changes, and the adequacy of supplies of new software product. In light of the risks and uncertainties inherent in these forward-looking statements, they should not be regarded as a representation by Pricester.com, Inc. or any other person that the projected results, objectives or plans will be achieved. Pricester.com, Inc. undertakes no obligation to revise or update the forward-looking statements to reflect events or circumstances after the date hereof.
This press release has been submitted to
http://www.TOP10PressReleases.com for investors to vote on and help
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CONTACT:   Pricester.com, Inc.
          Investor Relations
          Ed Dillon
          (954) 272-1200
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